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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported) : February 24, 1997
                                                         -----------------

                           The Learning Company, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



            Delaware                    0-13069                  94-2562108
            --------                    -------                  ----------
(State or other jurisdiction           (Commission              (IRS Employer
       of Incorporation)              File Number)           Identification No.)


     One Athenaeum Street
    Cambridge, Massachusetts                                       02142
    ------------------------                                       -----
    (Address of principal                                        (Zip Code)
      executive offices)


       Registrant's telephone number, including area code: (617) 494-1200
                                                           --------------





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Item 5.  Other Events.
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     On February 24, 1997, the Company terminated its business relationship with
Stream International, Inc. ("Stream"). Stream had been providing the Company with duplication, assembly, and fulfillment services for certain of the Company's products. In September 1996, Stream relocated the operations to a new facility. The Company terminated the relationship due to Stream's inability to perform its contractual obligations at the new location. On a going-forward basis, the Company's products will be manufactured and distributed through BMG Entertainment ("BMG"), a Division of Bertelsmann AG. The Company believes that its new relationship with BMG will reduce lead time and expedite product delivery, improve inventory management practices, reduce manufacturing costs and provide quality service to its customers.

     On February 26, 1997, the Company filed suit against Stream in Massachusetts Superior Court for Middlesex County, seeking injunctive relief and damages resulting from Stream's delayed and defective performance of its manufacturing and distribution obligations. Specifically, the Complaint asserts that the Company has been harmed by Stream's misrepresentations, breaches of guarantee, breaches of duty, and conversion. While the Company remains in the process of assessing the full nature and amount of its damages, the Company currently estimates that in the litigation it will be seeking direct and consequential damages from Stream in an amount in excess of $38 million.

     The Company sought a pretrial determination of the status of certain proprietary materials in the possession of Stream, which are used in the manufacture of the Company's products. On March 10, 1997 the Court ordered that Stream place said materials in escrow with an independent third-party pending the resolution of the action. The Court did not place restrictions on the sale of certain inventory in Stream's possession.

     Stream has responded to the Complaint by denying the Company's claims and asserting counterclaims for certain outstanding invoices and other matters in the amount of approximately $26 million.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                               THE LEARNING COMPANY, INC.



                                               By  /s/ Michael J. Perik
                                                   ----------------------------
                                                     Michael J. Perik
                                                     Chief Executive Officer


Date:    March 21, 1997